UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________

SCHEDULE 14A

_________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ELYS GAME TECHNOLOGY, CORP.

(Name of Registrant as Specified in Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ELYS GAME TECHNOLOGY, CORP.

Suite 701, 130 Adelaide St. W.

Toronto, Ontario, M5H 2K4

October 27, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Elys Game Technology, Corp.:

We hereby notify you that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Elys Game Technology, Corp., a Delaware corporation (the “Company”), will be held on November 9, 2023 beginning at 10:00 a.m. Eastern Time, at the Company headquarters situated at the offices of Beard Winter LLP, Suite 701, 130 Adelaide St. W., Toronto, Ontario, Canada M5H 2K4, for the following purposes:

(1)	to elect the five (5) nominees for director named herein to our Board of Directors (the “Board” or “Board of Directors”) to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified;
(2)	to ratify the appointment of BDO AG as our independent registered public accounting firm for our fiscal year ending on December 31, 2023;
(3)	to approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 12,000,000 shares of common stock;
(4)	to authorize the Board, in its discretion, to implement one or more reverse stock splits of the Company’s outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-10,000 in the aggregate at any time prior to our next annual meeting of stockholders;
(5)	to approve the issuance of common stock upon the conversion of 12% convertible debentures and the exercise of warrants issued to certain investors;
(6)	to approve an adjournment of the Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal 3, Proposal 4 and/or Proposal 5 at the time of the Annual Meeting, or any adjournment or postponement thereof.
(7)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on September 13, 2023 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of the Annual Meeting. The list of the stockholders of record as of the close of business on September 13, 2023 will be made available for inspection at the meeting and will be available for the ten days preceding the Annual Meeting at the Company’s offices located at Suite 701, 130 Adelaide St. W, Toronto, Ontario, M5H 2K4.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 9, 2023.

On or about October 27, 2023, we will begin mailing this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS AND SUCH MATERIALS WILL BE SENT TO YOU.

By order of the Board of Directors,

By: /s/ Michele Ciavarella___

Michele Ciavarella

Executive Chairman and Interim Chief Executive Officer

ELYS GAME TECHNOLOGY, CORP.

Suite 701, 130 Adelaide St. W.

Toronto, Ontario M5H 2K4

PROXY STATEMENT

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0001 par value per share, of Elys Game Technology, Corp., a Delaware corporation (referred to as the “Company,” “we,” “us” or “our”), in connection with the solicitation by the Board of Directors of Elys (the “Board” or “Board of Directors”) of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 9, 2023, beginning at 10:00 a.m., Eastern Time at the Company headquarters situated at the offices of Beard Winter LLP, Suite 701, 130 Adelaide St. W., Toronto, Ontario, Canada M5H 2K4, and at any adjournment or postponement of the Annual Meeting.

The purpose of the Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting and described in more detail below. The Board of Directors knows of no other business that will come before the Annual Meeting.

ANNUAL MEETING ADMISSION

All stockholders as of September 13, 2023 (the “Record Date”) are welcome to attend the Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the Record Date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you will be required to present proof of your ownership of our common stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

Information on how to obtain directions to attend the Annual Meeting is available on our website at www.elysgame.com.

HOW TO VOTE

Stockholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, Signature Stock Transfer, Inc., you are considered the “stockholder of record” of those shares and the proxy statement is being sent directly to you. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to have your shares voted by proxy, you may submit a proxy by using the internet (please visit www.proxyvote.com and follow the instructions), or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions.

Submit a Proxy by Mail

If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a proxy by Internet

If you choose to submit a proxy by internet, go to www.proxyvote.com to complete an electronic proxy card. Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your internet vote must be received by 11:59 p.m. Eastern Time on November 8, 2023 to be counted.

Voting at the Annual Meeting

If you choose to attend the meeting, you may cast your vote in person. Submitting a proxy by mail or internet will not limit your right to vote at the Annual Meeting if you decide to attend in person.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and the proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

ADDITIONAL INFORMATION ABOUT VOTING

Q: What information is contained in the proxy statement?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q: How do I get electronic access to the proxy materials?

A: This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.elysgame.com.

Q: What items of business will be voted on at the Annual Meeting?

A: The six (6) items of business scheduled to be voted on at the Annual Meeting are as follows:

•	Proposal No. 1 — to elect the five (5) nominees for director named herein to our Board of Directors to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified;

•	Proposal No. 2 — to ratify the appointment of BDO AG (“BDO”) as our independent registered public accounting firm for our fiscal year ending on December 31, 2023;

•	Proposal No. 3 — to approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 12,000,000 shares of common stock (the “Plan Amendment Proposal”);

•	Proposal No. 4 — to authorize the Board, in its discretion, to implement one or more reverse stock splits of the Company’s outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-10,000 in the aggregate at any time prior to our next annual meeting of stockholders (the “Reverse Split Proposal”);

•	Proposal No. 5 — to approve the issuance of common stock upon the conversion of 12% convertible debentures and the exercise of warrants issued to certain investors (the “Stock Issuance Proposal”);

•	Proposal No. 6 — to approve an adjournment of the Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal 3, Proposal 4 and/or Proposal 5 at the time of the Annual Meeting, or any adjournment or postponement thereof (the “Adjournment Proposal”).

We will also consider any other business that properly comes before the Annual Meeting.

Q: How does the Board of Directors recommend that I vote?

A: The Board of Directors recommends that you vote your shares (1) FOR each director nominee; (2) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending on December 31, 2023; (3) FOR the approval of the Plan Amendment Proposal; (4) FOR the approval of Reverse Split Proposal; (5) FOR the approval of the Stock Issuance Proposal; and (5) FOR the approval of the Adjournment Proposal.

Q: What shares can I vote?

A: You may vote or cause to be voted all shares owned by you as of the close of business on the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares are registered directly in your name on the books our transfer agent, Signature Stock Transfer, Inc., you are considered the “record holder” of those shares, and we are sending the proxy statement directly to you. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of BDO (Proposal No. 2). The uncontested election of directors (Proposal No. 1), the approval of the Plan Amendment Proposal (Proposal No. 3), the approval of the Reverse Split Proposal (Proposal No. 4), the approval of the Stock Issuance Proposal (Proposal No. 5) and the approval of the Adjournment Proposal (Proposal No. 6) are not considered routine matters; and, therefore, brokers do not have the discretion to vote on those proposals. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W., Toronto, Ontario, Canada M5H 2K4; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

For shares you hold beneficially, you should follow the instructions provided by your broker, bank or nominee.

Q: Who can help answer my questions?

A: If you have any questions about the Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Elys Game Technology, Corp., at Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4 or by phone at 1-416-306-1771 (Attn.: Julian Doyle).

Q: How are votes counted?

A: If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and you submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (1) FOR each of director nominees; (2) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2023; (3) FOR the approval of the Plan Amendment Proposal; (4) FOR the approval of the Reverse Split Proposal; (5) FOR the approval of the Stock Issuance Proposal; and (5) FOR the approval of the Adjournment Proposal. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q: What is a quorum and why is it necessary?

A: Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of 34% of our shares of common stock outstanding and entitled to vote on the Record Date are necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or, in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares or declines to exercise discretion on a particular matter) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the stockholders entitled to vote at the meeting present at the meeting in person or represented by proxy may adjourn the meeting despite the absence of a quorum.

Q: What is the voting requirement to approve each of the proposals?

A: For Proposal No. 1 (the election of directors), the five (5) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal No. 2 (the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2023) must receive FOR votes from the holders of a majority of the votes cast at the Annual Meeting. Abstentions are not votes cast and therefore will have no effect on the outcome of this proposal. Although none are expected to exist in connection with Proposal No. 2, since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions, broker non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this proposal. This vote is advisory, and therefore is not binding on us, the Audit Committee or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be approved, Proposal No. 3 (Plan Amendment Proposal) must receive FOR votes from the holders of a majority of the votes cast at the Annual Meeting. Abstentions and broker-non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

To be approved, Proposal No. 4 (Reverse Split Proposal) must receive FOR votes from the holders of a majority of the issued and outstanding shares of common stock as of the Record Date. Accordingly, abstentions and broker non-votes with respect this proposal will have the same effect as voting AGAINST this proposal.

To be approved, Proposal No. 5 (Stock Issuance Proposal) must receive FOR votes from the holders of a majority of the votes cast at the Annual Meeting. Abstentions and broker-non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

To be approved, Proposal No. 6 (Adjournment Proposal) must receive FOR votes from the holders of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not votes cast and therefore will not affect the outcome of this proposal.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker or nominee is permitted to exercise its discretion to vote your shares on certain “routine” matters. We expect that Proposal No. 2 will be considered a routine matter. In this regard, we believe that your broker or nominee will be permitted to vote your ‘uninstructed shares on Proposal No. 2. Therefore, it is important that you provide voting instructions to your broker or other nominee, if you wish to determine the voting of your shares with respect to Proposal No. 2. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for the other proposals, your broker may not exercise discretion and may not vote your shares on that proposal.

We encourage you to vote FOR each director nominee and FOR each other proposal.

Q: What should I do if I receive more than one proxy statement?

A: You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q: Where can I find the voting results of the Annual Meeting?

A: We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q: What happens if additional matters are presented at the Annual Meeting?

A: Other than the six (6) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Michele Ciavarella, our Interim Chief Executive Officer and President, and Mr. Carlo Reali, our Interim Chief Financial Officer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q: How many shares are outstanding and how many votes is each share entitled?

A: Each share of our common stock that is issued and outstanding as of the close of business on the Record Date is entitled to be voted on all items being voted on at the Annual Meeting, with each share being entitled to one vote on each matter. As of the record date, 38,812,842 shares of common stock were issued and outstanding.

Q: Who will count the votes?

A: One or more inspectors of election will tabulate the votes.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: The Board of Directors is making this solicitation on behalf of the Company, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

Q: When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A: To be considered for inclusion in next year’s proxy materials pursuant to SEC Rule 14a-8, your proposal must be submitted in writing by February 27, 2024, to the attention of the Corporate Secretary of Elys Game Technology, Corp. at Suite 701, 130 Adelaide St. W, Toronto, Ontario, Canada M5H 2K4. If you wish to submit a proposal (including a director nomination) at the meeting that is to be included in next year’s proxy materials, you must do so in accordance with the our amended and restated bylaws which contain additional requirements about advance notice of stockholder proposals and director nominations and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by providing notice no later than February 27, 2024, except that if the date of the meeting has changed by more than 30 calendar days from our 2024 annual meeting of stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made. See also “Stockholder Proposals for the 2024 Annual Meeting” elsewhere in this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominees

The Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors, has nominated for annual election as director each of the individuals identified below. There is no arrangement or understanding between any director nominee and any other person pursuant to which he or she was or is to be selected as a director. There are no family relationships among any of our directors or executive officers.

Name	Age	Position	Served as a Director Since
Michele Ciavarella	61	Executive Chairman of the Board of Directors, Interim Chief Executive Officer and President	2011
Paul Sallwasser	69	Director	2019
Steven A. Shallcross	62	Director	2019
Larry Flynn	69	Director Nominee	-
David Aronoff	62	Director Nominee	-

The Board of Directors believes that it is in the best interests of the Company and its stockholders to elect each nominee named above, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. All the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies may be voted for any one or more other persons that the Board of Directors designates in their place. It is the intention of the persons named as proxies to vote all shares of common stock for which they have been granted a proxy for the election of each of such replacement nominees. Directors elected at the Annual Meeting shall serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

The Board believes that each nominee is highly qualified to serve as a member of the Board. The Board further believes that each nominee has contributed or will contribute to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Corporate Governance and Nominating Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the Board of Directors.

Information About the Nominees

Set forth below are summaries of the background, business experience and descriptions of the principal occupation for at least the past five years of each of the Company’s current nominees for election as directors:

Michele Ciavarella – Executive Chairman and Interim Chief Executive Officer

Michele Ciavarella has served as our Executive Chairman of the Board since December 2021 and served as our Chairman of the Board since June 2019. From June 2011 until December 2020, he also served as our Chief Executive Officer. In July 2021, he was appointed as the interim Chief Executive Officer and President of the Company. In addition, Mr. Ciavarella has served our Company in various roles and executive capacities since 2004 including President, Chief Executive Officer and Director of Operations. From 2004 to 2011, Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies including Kerr Mines Ltd. (formerly known as Armistice Resources Corp.), Firestar Capital Management Corporation, Mitron Sports Enterprises, Process Grind Rubber and Dagmar Insurance Services. He also served as the Business Development Officer for Forte Fixtures and Millwork, Inc., a family-owned business in the commercial retail fixture manufacturing industry from January 2007 until October 2013. From 1990 until 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor for Manulife Financial Corporation and Sun Life Financial, Inc. Mr. Ciavarella received his Bachelor of Science degree from Laurentian University in Sudbury, Ontario. Mr. Ciavarella has been focused on incubating and executing on business building strategies for the last 25 years.

We believe that Mr. Ciavarella is qualified to serve as a member of our Board due to his practical experience in a broad range of competencies including executive, financial and operational application of lean business process management, extensive c-level and board level experience, leadership skills and diversified industry experience combined with a track record of growing businesses, both organically and through acquisitions and joint ventures.

Paul Sallwasser – Director

Paul Sallwasser has served on our Board since June 2019. Mr. Sallwasser is a certified public accountant, joined the audit staff of Ernst & Young LLP in 1976 and remained with Ernst & Young LLP for 38 years. Mr. Sallwasser served a broad range of clients primarily in the healthcare and biotechnology industries of which a significant number were SEC registrants. He became a partner of Ernst & Young in 1988 and from 2011 until he retired from Ernst & Young LLP in 2014, Mr. Sallwasser served in the national office as a member of the Quality and Regulatory Matters Group working with regulators and the Public Company Accounting Oversight Board. Mr. Sallwasser currently serves as the Chief Executive Officer of a private equity fund that is focused on investing in healthcare companies in the South Florida area. Mr. Sallwasser has also served as member of the Board of Directors of Youngevity International, Inc. since June 5, 2017. Youngevity International, Inc. was founded in 1996 and develops and distributes health and nutrition related products through its global independent direct selling network, also known as multi-level marketing, and sells coffee products to commercial customers.

We believe that Mr. Sallwasser is qualified to serve as a member of our Board due to his vast audit and accounting experience, which includes his status as an “audit committee financial expert,” as defined by the rules of the SEC.

Steven A. Shallcross – Director

Steven A. Shallcross has served on our Board since June 2019. Mr. Shallcross has also served as a member of the Board of Directors of Theriva Biologics, Inc. (formerly known as Synthetic Biologics, Inc.), a clinical-stage company focused on developing therapeutics designed to preserve the microbiome to protect and restore the health of patients, since December 2018 and currently serves as its Chief Executive Officer, a position he was appointed to in December 2018 after serving as Interim Chief Executive Officer since December 2017, and as its Chief Financial Officer, since June 2015. From May 2013 through May 2015, Mr. Shallcross served as Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. (formerly Cytomedix, Inc.). In January 2016, Nuo Therapeutics, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and on April 25, 2016, the Bankruptcy Court entered an order granting approval of Nuo’s plan of reorganization. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive Vice President, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer of Senseonics Inc, a privately-held medical device company located in Germantown, MD. From January 2009 to March 2011, he served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen-based products. He also served as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc. for four years, leading the company through its successful IPO and follow-on offering and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). In addition, Mr. Shallcross also served as the Chief Financial Officer of Bering Truck Corporation. From April 2021 until June 2022, Mr. Shallcross served on the board of directors of TwinVee Powercats, Co., a designer, manufacturer and marketer of recreational and commercial power catamaran boats. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

We believe that Mr. Shallcross is qualified to serve as a member of our Board due to his significant strategic, operational, business and financial experience, an established track record of leading the financial development and strategy for several publicly traded companies and his familiarity with financial matters facing public reporting companies. Mr. Shallcross has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles.

Larry Flynn – Director Nominee

Mr. Larry Flynn has been nominated as a member of the Board of Directors. Mr. Flynn is currently the President of 2 Vice Advice Inc. and the O’Flynn Group of Companies Inc currently sits on the Board of Directors of the Liquor Control Board of Ontario (LCBO). Previously, Mr. Flynn was the Senior Vice President, Gaming, of the Ontario Lottery and Gaming Corporation (OLG), a role that he held for 14 years until his retirement in April 2015. In this role, Mr. Flynn oversaw a $3.6 billion gaming operation responsible for 24 gaming sites, two warehouses and more than 6,500 direct employees. Prior to joining OLG, Mr. Flynn spent over 26 years at the LCBO where he held several leadership roles, including SVP, Merchandising, Regional Director, District Manager and Director of Retail Administration and Customer Service.

In addition to being declared a “Learning Leader” by the Canadian Society for Training and Development (CSTD) in June 2012, Mr. Flynn also received the prestigious industry Leadership & Outstanding Contribution Award from the Canadian Gaming Association. Mr. Flynn is a Chartered Director (C.Dir.) and has completed management programs at Wilfrid Laurier University, Dalhousie University, Ivey School of Business and the University of Nevada.

We believe that Mr. Flynn is qualified to serve as a member of our Board due to his vast leadership and board experience in regulated businesses, which includes his executive roles in the regulated gaming industry.

David Aronoff – Director Nominee

Mr. David Aronoff has been nominated as a member of the Board of Directors. Mr. Aronoff is President of Pareto Consulting Inc. and has over 35 years of diverse experience in both the public and private sectors.

Mr. Aronoff’s consulting projects include a 2007 review of the Horse Racing Industry in Ontario, an analysis of the British Columbia Lottery Corporation use of proceeds and problem gambling practices in 2010, and a 2015 article on regulation and best practices in rolling out internet gaming for the Gaming Law Review magazine.

From 1998 to 2001, Mr. Aronoff served as the Assistant Deputy Minister (lead executive) of the Ontario Provincial Government's Gaming Secretariat, the primary public sector gaming policy and planning organization, ultimately responsible for the roll-out of a holistic approach to gaming in the province that encompassed four destination resort gaming facilities, five regional charity casinos as well as 18 Racinos. From 1994 to 1998, Mr. Aronoff held various executive positions within the Ontario Government, heading ministry organizations responsible for corporate services, policy and program development, revenue, finance, treasury functions and gaming and has been involved in many complex and high-profile public-sector projects, including Olympic and Expo Bids, taxation arrangements, infrastructure projects and international asset refinancing transactions.

Mr. Aronoff has been a spokesperson on government revenue and gaming matters; and has presented at both Canadian and U.S. conferences in these areas and has previous experience in the Canadian banking system in the areas of forecasting and modeling. Mr. Aronoff holds an MA from York University and Bachelor of Commerce from McGill University and has served as a Board member of the Interprovincial Lottery Corporation and several non-profit entities. Mr. Aronoff has extensive global travel experience (to all seven continents) with a focus on the developing world, and is active in several charitable organizations, including an NGO rapid response team for international disaster relief.

We believe that Mr. Aronoff is qualified to serve as a member of our Board due to his considerable broad-ranging experience both as a consultant and directly within the public sector related to the gaming environment.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2023. We are asking stockholders to ratify the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

A representative of BDO is expected to be present either in person or via teleconference at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Ratification of the appointment of BDO by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees including expenses billed to us for the years ended December 31, 2022 and 2021 by BDO.

	December 31, 2022	December 31, 2021
Audit Fees and Expenses (1)	$332,583	$492,497

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(1) Audit fees and expenses were for professional services rendered for the audit and reviews of the consolidated financial statements of the Company, professional services rendered for issuance of consents and assistance with review of documents filed with the SEC.

Audit Related Fees

Audit related fees are funds paid for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements. We paid $0 and $78,921 in audit related fees for the years ended December 31, 2022 and 2021, respectively.

Tax Fees

No tax fees were paid to during 2022 and 2021.

All Other Fees

All other fees are those fees paid for permissible work that does not fall within any of the three other fees categories set forth above. No other fees were paid during 2022 and 2021.

Pre-Approved Policy For Audit And Non-Audit Services

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our audit committee policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. All of the services rendered to us in the past two fiscal years by BDO were pre-approved by our Audit Committee.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposal No. 2. Abstentions and broker-non-votes, if any (although none are anticipated since this is a routine matter for which brokers may vote in their discretion if not directed by beneficial owners of our stock on how to vote), are not votes cast and therefore will have no effect on the outcome of this Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2

PROPOSAL NO. 3

PLAN AMENDMENT

Overview

On August 2, 2018, the Board of Directors adopted, and our stockholders subsequently approved on September 12, 2018, the Newgioco Group, Inc. (now known as Elys Game Technology, Corp.) 2018 Equity Incentive Plan (as amended, the “2018 Plan”), which allowed the Company to grant up to 1,150,000 awards (as adjusted for our 1-for-8 reverse stock split effective on December 12, 2019) under the 2018 Plan. On October 16, 2020, the Board adopted, and our stockholders subsequently approved on November 20, 2020, Amendment No. 1 to the 2018 Plan, which allowed the Company to grant up to an additional 1,850,000 awards (as adjusted for our 1-for-8 reverse stock split effective on December 12, 2019) under the 2018 Plan, for a maximum of 3,000,000 awards that can be issued under the 2018 Plan. On October 29, 2021, the Board adopted, and our stockholders subsequently approved on December 8, 2021, Amendment No. 2 to the 2018 Plan, which allowed the Company to grant up to an additional 4,000,000 awards under the 2018 Plan, for a maximum of 7,000,000 awards that can be issued under the 2018 Plan. On October 14, 2022, the Board adopted, and our stockholders subsequently approved on December 30, 2022, Amendment No. 3 to the 2018 Plan which allowed the Company to grant up to an additional 9,000,000 awards under the 2018 Plan, for a maximum of 16,000,000 awards that can be issued under the 2018 Plan.

As of September 13, 2023, there were (i) 3,744,672 shares of common stock available for grant under the 2018 Plan and (ii) 12,255,329 shares of common stock subject to awards were outstanding under the 2018 Plan.

On September 29, 2023, the Board of Directors approved, subject to stockholder approval, Amendment No. 4 to the 2018 Plan to increase by 12,000,000 the number of shares that may be granted under the 2018 Plan (“Amendment No. 4”). Amendment No. 4 to the 2018 Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2018 Plan from an aggregate of 16,000,000 shares of common stock to 28,000,000 shares of common stock and increase the maximum number of awards available for issuance upon exercise of ISOs to 28,000,000 shares (pre-split). Our directors, director nominees and management team are eligible to receive awards under the 2018 Plan, subject to the administration and approval by the Compensation Committee of the Board, and as such may be perceived to have an interest in this proposal.

The proposed Amendment No. 4 to the 2018 Plan is attached hereto as Appendix A.

Background for Proposed Increase in Share Reserve

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants. The 2018 Plan currently only has a limited number of shares of common stock available for issuance. Management believes that the number of shares of common stock currently available for issuance under the 2018 Plan is insufficient to meet its needs to provide for awards to the 2018 Plan participants for the next 12 months and insufficient in order to allow us the ability to retain and compete successfully for talented employees and consultants.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board of Directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board of Directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our Burn Rate, Dilution, and Overhang for the past fiscal year with details of each calculation noted below the table.

	2022	2021
Burn Rate (1)	1.0%	5.1%
Dilution (2)	16.8%	23.1%
Overhang (3)	6.5%	10.7%

________________

(1)	Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year.
(2)	Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).
(3)	Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Significant Features of the 2018 Plan

The principal provisions of the 2018 Plan are summarized below. The following discussion is qualified in its entirety by reference to the 2018 Plan, as amended.

Background and Purpose of the 2018 Plan. The purpose of the 2018 Plan is to promote our long-term success and the creation of stockholder value by:

(1)	Attracting and retaining the services of key service providers, which includes our employees, directors and consultants, who would be eligible to receive grants as selected participants;
(2)	Motivating selected participants through equity-based compensation that is based upon the performance of our common stock; and
(3)	Further aligning selected participants’ interests with the interests of our stockholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2018 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NSOs), (2) stock appreciations rights (“SARs”), (3) restricted stock, (4) restricted stock units (“RSUs,”), (5) other equity awards, and (6) cash awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2018 Plan. The Committee determines, in its discretion, the selected participants who will be granted awards under the 2018 Plan.

Non-Employee Director Limitations. With respect to our non-employee directors, the 2018 Plan provides that any non-employee director serving in the following positions cannot receive awards in any fiscal year which in the aggregate exceeds the following number of shares: (i) chairperson or Lead Director (as defined in the 2018 Plan) - 300,000 shares; (ii) other non-employee director - 250,000 shares. In addition, the aggregate amount of all compensation (including annual retainers and other fees, whether or not granted under the 2018 Plan) plus the aggregate grant date fair market value of all awards issued under the 2018 Plan (or under any other incentive plan) provided to any non-employee director during any single calendar year may not exceed $350,000 in any calendar year.

Shares Subject to the 2018 Plan. The maximum number of shares of common stock that currently can be issued under the 2018 Plan is 16,000,000 shares, which amount would increase to 28,000,000 shares assuming Amendment No. 4 to the 2018 Plan is approved by our stockholders at the Annual Meeting. The shares underlying forfeited or terminated awards (without payment of consideration), or unexercised awards become available again for issuance under the 2018 Plan. The 2018 Plan also imposes certain share grant limits such as the limit on grants to non-employee directors described above and other limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and which are discussed elsewhere in this proposal. No fractional shares may be issued under the 2018 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the 2018 Plan. The 2018 Plan is administered by our Board’s Compensation Committee (the “Committee”), which shall consist of independent Board members. With respect to certain awards issued under the 2018 Plan, the members of the Committee also must be “Non-Employee Directors” under Rule 16b-3 of the Exchange Act. Subject to the terms of the 2018 Plan, the Committee has the sole discretion, among other things, to:

(1)	Select the individuals who will receive awards;
(2)	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);
(3)	Correct any defect, supply any omission, or reconcile any inconsistency in the 2018 Plan or any award agreement;
(4)	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2018 Plan;
(5)	Permit a participant to defer compensation to be provided by an award; and
(6)	Interpret the provisions of the 2018 Plan and outstanding awards.

The Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2018 Plan. In addition, the Committee may use the 2018 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The fair market value of a share of our common stock for the purposes of pricing our awards shall be equal to the closing price for our common stock as reported by the Over-the-Counter Market or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without stockholder approval, and no re-load options may be granted under the 2018 Plan.

Stock options granted under the 2018 Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2018 Plan as amended provides that no more than 28,000,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2018 Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2018 Plan may not exceed ten years from the date of grant although the Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2018 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2018 Plan may not exceed ten years from the date of grant, subject to the discretion of the Committee to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. SARs may not be repriced or exchanged without stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our common stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Committee. The Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

RSUs. RSUs are the right to receive an amount equal to the fair market value of the shares covered by the RSU at some future date after the grant. The Committee will determine all of the terms and conditions of an award of RSUs, including the vesting period. Upon each vesting date of a RSU, a selected participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested RSUs may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. Settlement of vested stock units will generally occur at or around the time of vesting, but the Committee may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.

Other Awards. The 2018 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2018 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2018 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Termination of Employment, Death or Disability. The 2018 Plan generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a selected participant’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed in the form of shares under the 2018 Plan will count against the 2018 Plan’s maximum share limit. The 2018 Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised SARs. Dividends and dividend equivalents that may be paid or accrue with respect to unvested awards shall be subject to the same vesting conditions as the underlying award and shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization

In the event of the following actions:

•	stock split of our outstanding shares of common stock;
•	dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;
•	consolidation;
•	combination or reclassification of the shares;
•	recapitalization;
•	spin-off; or
•	other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the Committee:

•	maximum number of shares that can be issued under the 2018 Plan (including the ISO share grant limit);
•	number and class of shares issued under the 2018 Plan and subject to each award;
•	exercise prices of outstanding awards; and
•	number and class of shares available for issuance under the 2018 Plan.

Change in Control. In the event that we are a party to a merger or other reorganization or similar transaction, outstanding 2018 Plan awards will be subject to the agreement pertaining to such merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent, (iii) full exercisability and/or full vesting of outstanding awards, or (iv) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the selected participant. The Board or the Committee need not adopt the same rules for each award or selected participant.

The Committee will decide the effect of a change in control of the Company on outstanding awards. The Committee may, among other things, provide that awards will fully vest and/or be canceled upon a change in control, or fully vest upon an involuntary termination of employment following a change in control. The Committee may also include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.

Term of the 2018 Plan. The 2018 Plan is in effect until August 2, 2028 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2018 Plan.

Governing Law. The 2018 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2018 Plan. The Board generally may amend or terminate the 2018 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

New Plan Benefits

As of the date of this proxy statement, we are unable to determine any grants of awards under the 2018 Plan that will be made.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the 2018 Plan.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposal No. 3. Abstentions and broker-non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3

PROPOSAL NO. 4

REVERSE STOCK SPLIT

Overview

We are seeking stockholder approval to authorize our Board, in its discretion, to implement one or more reverse stock splits of our outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-10,000 in the aggregate at any time prior to our next annual meeting of stockholders. Our Board believes that approval of this proposal to effect one or more reverse stock splits and to determine the ratio as opposed to approval of an immediate single reverse stock split at a specific ratio, will provide our Board with maximum flexibility to react to current market conditions and therefore to achieve the purposes of a reverse stock split, if implemented, and to act in the best interests of our stockholders.

To effect a reverse stock split, we would file an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware (the “Amendment”). The form of Amendment is attached to this proxy statement as Appendix B. If our Board elects to implement one or more reverse stock splits as approved by our stockholders, then the number of shares of our common stock will be reduced in accordance with the selected ratio for the reverse stock split. Any fractional share resulting from the selected exchange ratio for a single reverse stock split will be rounded up to the nearest whole share. The par value of our common stock would remain unchanged. Any reverse stock split would become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware.

Reasons for the Proposed Reverse Stock Split

The Company’s primary reasons for approving and recommending the reverse stock split are to make the common stock more attractive to certain institutional investors, which would encourage investor interest and improve the marketability of our common stock to a broader range of investors and to potentially increase the per share price and bid price of our common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that a reverse stock split will make our common stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of a reverse stock split is in our Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that a reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following a reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after a reverse stock split may be lower than the total market capitalization before a reverse stock split.

After undertaking a thorough analysis of the advisability of a reverse stock split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of a reverse stock split is conditioned on our Board’s consideration of the totality of the circumstances.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder adoption and approval of a reverse stock split at a ratio of no less than 1-for-10 and no more than 1-for-10,000 is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of a reverse stock split and because it is not possible to predict market conditions at the time a reverse stock split is implemented. If our stockholders approve Proposal No. 4, the Board will implement a reverse stock split only upon a determination that a reverse stock split is in the best interests of the stockholders at that time. The Board will then select the ratio for the reverse stock split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the reverse stock split is to be implemented. The factors that the Board may consider in determining the reverse stock split ratio include, but are not limited to, the following:

•	The historical and projected trading price and trading volume of our common stock;
•	General economic and other related conditions prevailing in our industry and in the marketplace; and
•	Our ability to meet the minimum bid price requirement for listing our shares on a national stock exchange.

The Board intends to select the reverse stock split ratio that it believes will be most likely to achieve the anticipated benefits of the reverse stock split described above. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. The reverse spilt is not being implemented at this time in order to terminate or suspend the Company’s reporting obligations under the Exchange Act. Following the implementation of the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our common stock price. We expect that a reverse stock split will increase the per share trading price of our common stock. However, the effect of a reverse stock split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of our common stock after a reverse stock split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following a reverse stock split. In addition, although we believe a reverse stock split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement a reverse stock split, the per share trading price of our common stock may decrease due to factors unrelated to the reverse stock split, including our future performance. If a reverse stock split is consummated and the per share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Despite approval of this Proposal No. 4 by our stockholders and the implementation a reverse stock split by our Board of Directors, there is no assurance that the price of our common stock would be, or remain, following a reverse stock split at a level high enough to enable us to comply with the minimum bid price requirement for listing our shares on a national stock exchange or to attract capital investment in our Company.

A reverse stock split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a reverse stock split, given the reduced number of shares that will be outstanding after the reverse stock split, particularly if the per share trading price does not increase as a result of the reverse stock split. In addition, if a reverse stock split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a reverse stock split may not result in increasing the marketability of our common stock.

Effects of the Reverse Stock Split

General

The principal effect of a reverse stock split, if implemented by the Board, would be to proportionately decrease the number of issued and outstanding shares of our common stock based on the ratio selected by our Board, which will result in each stockholder owning a reduced number of shares of common stock after the effective date of the reverse stock split. The actual number of shares issued and outstanding and ultimately owned by each stockholder after giving effect to a reverse stock split, if implemented, would depend on the ratio for the reverse stock split that is ultimately determined by our Board.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the potential reverse stock split ratios within the range of this Proposal No. 4 based on 38,812,842 shares of our common stock outstanding as of the Record Date, without accounting for fractional shares, which will be rounded up to the nearest whole share:

Proposed Ratio	Shares to Be Outstanding
1-for-10	3,881,284
1-for-50	776,257
1-for-100	388,128
1-for-250	155,251
1-for-500	77,626
1-for-750	51,750
1-for-1,000	38,813
1-for-5,000	7,763
1-for-10,000	3,881

A reverse stock split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company. In addition, a reverse stock split would not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

A reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of a reverse stock split, our common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our common stock.

Effect on Capital Stock

The Company’s Certificate of Incorporation authorizes the issuance of up to 80,000,000 shares of common stock and 5,000,000 shares of preferred stock, $0.0001 par value per share. A reverse stock split will have no impact on the total authorized number of shares of common stock or preferred stock, or the par value of the common stock or preferred stock. As of the Record Date, there were no shares of preferred stock designated or issued.

Accounting Matters

As a result of a reverse stock split, at the effective time of a reverse stock split, the stated capital on the Company’s balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio chosen by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The historical earnings or loss per share of our common stock reported in all financial reports published after the effective date of the reverse stock split will be restated to reflect the proportionate decrease in the number of outstanding shares of common stock for all periods presented so that the results are comparable.

Effective Time

The effective time of a reverse stock split, if implemented at the direction of the Board, will be the date and time that the Amendment effecting the reverse stock split with the ratio selected by the Board is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the 2024 annual meeting of stockholders. The exact timing of any reverse stock split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to a reverse stock split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in a reverse stock split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of a reverse stock split that may be relevant to stockholders for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of a reverse stock split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Board intends the reverse stock split to be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, although no assurances are provided in this regard. In such case, we should not recognize gain or loss in connection with the reverse stock split. Also, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

Vote Required

Approval of Proposal No. 4 requires an affirmative vote of a majority of the shares of common stock outstanding as of the Record Date. Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 4

PROPOSAL NO. 5

STOCK ISSUANCE

Overview

Background Information

On May 5, 2023, we closed a private placement offering of up to 1,500 units and entered into a subscription agreement with a single accredited investor, Gold Street Capital Corp. (“Gold Street”), which is a company owned by Gilda Pia Ciavarella, a related party and spouse of the Company’s Executive Chairman, Michele Ciavarella. Each unit sold was sold at a per unit price of $1,000 and was comprised of (i) a 12% convertible debenture in the principal amount of $1,000 and (ii) warrants to purchase shares of the Company’s common stock. Gold Street purchased a total of 1,500 units and the Company issued to Gold Street 12% convertible debentures in the principal amount of $1,500,000 (the “May Debentures”) and warrants to purchase 3,138,075 shares of common stock of the Company (the “May Warrants”).

On July 11, 2023, we closed a private placement offering of up to 3,000 units and entered into a subscription agreement with a group of accredited investors (the “Investors”), which Investors included Gold Street and Braydon Capital Corp., a company owned by Claudio Ciavarella, a related party and brother of the Company’s Executive Chairman, Michele Ciavarella. The amount received from Braydon Capital Corp., included the conversion of a promissory note advanced by Braydon Capital Corp. of $360,000 and accrued interest up to the closing date. Each unit sold to the Investors were sold at a per unit price of $1,000 and were comprised of (i) a 12% convertible debenture in the principal amount of $1,000 and (ii) warrants to purchase shares of the Company’s common stock. The Investors purchased a total of 2,876 units and the Company issued to the Investors 12% convertible debentures in the principal amount of $2,876,000 (the “July Debentures,” and together with the May Debentures, the “Debentures”) and warrants to purchase 6,951,905 shares of common stock of the Company (the “July Warrants,” and together with the May Warrants, the “Warrants”).

The number of shares of common stock that may be issued upon conversion of the Debentures and exercise of the Warrants is subject to an Exchange Cap (as defined in the Debentures and Warrants) unless stockholder approval to exceed the Exchange Cap is approved.

Please see our Current Reports on Form 8-K filed with the SEC on May 8, 2023 and July 17, 2023 for copies of the Debentures, the Warrants and the related subscription documents.

The Debentures

The Debentures mature three years from their date of issuance and bear interest at a rate of 12% per annum compounded annually and payable on the maturity date. Each May Debenture is convertible, at the option of the holder at any time prior to the maturity date, at a conversion price of $0.48 per share, subject to adjustment. Each July Debenture is convertible, at the option of the holder at any time prior to the maturity date, at a conversion price of $0.40 per share, subject to adjustment; provided that the conversion price for the July Debenture issued go Gold Street is $0.42, subject to adjustment. The Debentures provide that if the Company issues or sells common stock or securities convertible or exercisable into common stock for a price lower than the then conversion price, then the conversion price will be reduced to such price, subject to a floor price of $0.35 and subject to certain exempt issuances set forth in the Debenture. The Debentures are initially convertible into 10,089,980 shares of common stock, subject to anti-dilution adjustment as provided in the Debentures. In addition, the Company may accelerate this right of conversion on at least ten (10) business days prior written notice to the holder if there is an effective registration statement registering, or a current prospectus available for, the resale of the common shares issuable on the conversion and (i) the closing price of the Company’s common stock exceeds two hundred (200%) per cent of the conversion price for five (5) trading days in a thirty (30) day period or (ii) the Company wishes to redeem or pre-pay the Debentures prior to the maturity date.

If at any time that the common stock issuable on conversion of the Debentures in whole or in part would be free trading without resale restrictions or statutory hold periods, the Debentures are redeemable by the Company at any time or times prior to the maturity date on not less than ten (10) business days prior written notice from the Company to holder of the proposed date of redemption, without bonus or penalty, provided, however, that prior to the redemption date, the holder has the right to convert the whole or any part of the principal and accrued and unpaid interest of the Debentures into common stock of the Company.

The Debentures are secured by a senior security interest in all of the assets of the Company to a security agreement. The Debentures include customary events of default, including (i) in the event of a default in the payment of any principal or interest on the Debenture as and when the same shall become due and payable that is not cured within five (5) business days after the date on which written notice of such failure; (ii) upon the institution of bankruptcy or insolvency proceedings against the Company, or the institution of proceedings seeking reorganization or winding-up of the Company or any other bankruptcy, insolvency or analogous laws, or the issuing of sequestration or process of execution against the Company or any substantial part of its property, or the appointment of a receiver or manager of the Company or of any substantial part of its property, and, in each case, the continuance of any such proceedings unstayed, undischarged and in effect for a period of fifteen (15) days from the date thereof; and (iii) upon the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it, or the passing of a resolution authorizing the filing by it, of a petition or answer or consent seeking reorganization or relief under bankruptcy laws or any other bankruptcy, insolvency or analogous laws, or the consent by it to the filing of any such petition or to the appointment of a receiver of the Company or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the Company’s admitting in writing its inability to pay its debts generally as they become due or taking corporate action in furtherance of any of the aforesaid purposes.

The Warrants

The May Warrants are exercisable at an exercise price equal to $0.48 per share, subject to adjustment. The July Warrants are exercisable at an exercise price equal to $0.40 per share, subject to adjustment; provided that the July Warrant issued to Gold Street has an exercise price of $0.42 per share, subject to adjustment. The Warrants provide that if the Company issues or sells common stock or securities convertible or exercisable into common stock for a price lower than the then exercise price, then the exercise price will be reduced to such price, subject to a floor price of $0.35 and subject to certain exempt issuances set forth in the Warrants. The Warrants have a term of three years and are exercisable on a cashless basis in the event that there is not an effective registration statement registering the shares underlying the Warrant at the time of exercise. The Company may accelerate the right to exercise the Warrants on at least ten (10) business days prior written notice to the holder if there is an effective registration statement registering, or a current prospectus available for, the resale of the common stock issuable on exercise of the Warrants and the closing price of the Company’s common shares exceeds two hundred (200%) per cent of the exercise price for five (5) trading days in a thirty (30) day period.

Reasons for Stockholder Approval

At the time that we issued the Debentures and the Warrants, our common stock was traded on the Nasdaq Capital Market (“Nasdaq”), so we were subject to Nasdaq’s Listing Rules. The issuance of the Debentures and the Warrants implicated Nasdaq Listing Rule 5635(d), which requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving: (1) the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

As noted above, the number of shares of common stock that may be issued upon conversion of the Debentures and exercise of the Warrants is subject to an Exchange Cap (as defined in the Debentures and Warrants) unless stockholder approval to exceed the Exchange Cap is approved. Therefore, we are asking stockholders to approve the issuance of all shares of common stock that may be issued upon conversion of the Debentures and exercise of the Warrants.

No Dissenters’ Rights

Under Delaware law, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Proposal No. 5.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposal No. 5. Abstentions and broker-non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this Proposal No. 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 5

PROPOSAL NO. 6

ADJOURNMENT

Adjournment to Solicit Additional Proxies

If we fail to receive a sufficient number of votes to approve Proposal No. 3 (Plan Amendment Proposal), Proposal No. 4 (Reverse Split Proposal) and/or Proposal No. 5 (Stock Issuance Proposal), we may propose to adjourn the Annual Meeting, if the Board of Directors determines it to be necessary or appropriate for the purpose of soliciting additional proxies to approve the proposals. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat any of these proposals, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposal No. 6. Abstentions and broker-non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this Proposal No. 6.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 6

CORPORATE GOVERNANCE

Director Independence

Our Board currently consists of four members. Our Board has decided that it would judge the independence of its directors by the heightened standards established by Nasdaq, despite the Company not being subject to these standards at this time. Accordingly, the Board has determined that our four non-employee directors nominees, Messrs. Sallwasser, Shallcross, Flynn and Aronoff, if appointed as a member of our Board, will each meet the independence standards established by Nasdaq and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our audit committee and compensation committee. Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of our Audit, Compensation and Corporate Governance and Nominating Committees must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that Messrs. Mandel-Mantello, Sallwasser and Shallcross do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq.

The Board annually determines the independence of directors based on a review by the directors and the Corporate Governance and Nominating Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with us.

Board Diversity

Our Board of Directors has strong business experience, relevant leadership skills and diversity among its membership. After the Annual Meeting, if our director nominees are elected as recommended by the Board, we expect that none of our directors will be gender or ethnically diverse. A matrix showing the diversity of our board of directors is as follows:

Board Diversity Matrix (as of September 13, 2023)

Total Number of Directors	4
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	-	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W. Toronto, Ontario, Canada M5H 2K4, Attn. Julian Doyle.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in the Company for review and possible response.

Board Leadership Structure

Mr. Ciavarella serves as the Interim Chief Executive Officer, President and Executive Chairman of the Board of Directors. Although we do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board, due to the size of our Company, we believe that the current structure is appropriate. In serving as Executive Chairman of the Board, Mr. Ciavarella serves as a significant resource for other members of management and the Board of Directors.

We believe that our Company and its stockholders are best served by having Mr. Ciavarella serve as our Executive Chairman of the Board of Directors. Mr. Ciavarella’s role as Executive Chairman promotes unified leadership and direction for the Board of Directors and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Our current structure is operating effectively and fosters productive, timely and efficient communication among the independent directors and management. We do have active participation in our committees by our independent directors. Each committee performs an active role in overseeing our management and there are complete and open lines of communication with the management and independent directors.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of our Company’s risks. The Board regularly reviews information regarding our Company’s strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet separately with management responsible for such area, including our Interim Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Corporate Governance and Nominating Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant rules of the SEC. Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

A discussion of our current related person transactions appears in this proxy statement under “Transactions with Related Persons.”

Code of Business Conduct and Ethics

We have adopted a code of conduct that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the code of conduct is posted on our website at www.elysgame.com. If we make any substantive amendments to the code of conduct or grant any waiver from a provision of the code of conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Anti-Hedging/Anti-Pledging Policy

The Company has adopted an insider trading policy. In October 2021, the Board of Directors approved amending the policy to prohibit anti-hedging and pledging by any officer or director in the future but did grandfather already existing margin accounts. Consequently, no employee or director may in the future enter into a short sale of our securities, invest in Company-based derivative securities, which includes trading in Company-based put or call option contracts, or purchase our securities on margin.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Michele Ciavarella	—	—	—
Andrea Mandel-Mantello	Member	—	—
Paul Sallwasser	Chair	Member	Chair
Steven A. Shallcross	Member	Chair	Member

Audit Committee

Our Audit Committee is comprised of Messrs. Mandel-Mantello, Sallwasser and Shallcross and Mr. Sallwasser is Chairman of the Audit Committee. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm. Specifically, the Audit Committee’s duties are to recommend to our Board the engagement of an independent registered public accounting firm to audit our financial statements and to review our accounting and auditing principles. The Audit Committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the external auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of our Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. The Board has determined that each member of the Audit Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. The Board believes that each of Messrs. Mandel-Mantello, Sallwasser and Shallcross qualify as an “audit committee financial expert” (as defined in Item 407 of Regulation S-K). A copy of our Audit Committee Charter is publicly available at on our website at www.elysgame.com under the heading “Investors Relations.”

Compensation Committee

Our Compensation Committee is comprised of Messrs. Sallwasser and Shallcross and Mr. Shallcross is Chairman of the Compensation Committee. The Compensation Committee is responsible for, among other things, reviewing and recommending to our Board the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our Board on all new executive compensation programs; reviewing the compensation of our Board; and administering our equity incentive plans. The Compensation Committee evaluates annually the Chief Executive Officer, which includes an assessment based on both subjective and objective criteria and reviews annually and determined the individual elements of total compensation for the Chief Executive Officer. The Compensation Committee may delegate any or all of its duties or responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with the Company’s organizational documents and all applicable laws, regulations and rules of markets in which our securities trade, as applicable. The Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of our Compensation Committee Charter is publicly available at on our website at www.elysgame.com under the heading “Investors Relations.”

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is comprised of Messrs. Sallwasser and Shallcross and Mr. Sallwasser is Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other things, annually assessing the composition, skills, size and tenure of the Board in advance of annual meetings and whenever individual directors indicate that their status may change; annually considering new members for nomination to the Board; causing the Board to annually review the independence of directors; and developing and monitoring our general approach to corporate governance issues as they may arise. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of our Corporate Governance and Nominating Committee Charter is publicly available at on our website at www.elysgame.com under the heading “Investors Relations.”

Director Nomination Process

Our Corporate Governance and Nominating Committee participates in the process of identifying and evaluating candidates for our Board. The process followed by our Corporate Governance and Nominating Committee to identify and evaluate candidates includes requests to members of our existing directors and others (including, where appropriate, professional search firms) for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. In considering whether to recommend any candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our Corporate Governance and Nominating Committee and Board considers many factors. Our Corporate Governance and Nominating Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our Board by reflecting on a range of perspectives, thereby increasing the Board’s overall effectiveness. In identifying and recommending nominees for positions on our Board, our Corporate Governance and Nominating Committee places primary emphasis on the candidate's personal and professional integrity, experience in corporate management, knowledge of our business and industry, experience as a board member of another publicly held company, diversity of experience in substantive matters pertaining to our business, and practical and mature business judgment. Our Corporate Governance and Nominating Committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. In the case of an incumbent director whose term of office is set to expire, our Corporate Governance and Nominating Committee reviews such director's overall service to us during the director's term. In the case of a new director candidate, our Corporate Governance and Nominating Committee reviews whether the nominee is "independent," based on applicable listing standards of Nasdaq and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to our Board for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our bylaws, to Elys Game Technology, Corp., Suite 107, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4, Attention: Corporate Secretary or CEO. Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our Board will evaluate those candidates by following the same process, and applying the same criteria, discussed above.

Board and Committee Meetings

During our fiscal year ended December 31, 2022, the Board of Directors held seven meetings. During our fiscal year ended December 31, 2022, our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee met four times, two times, and one time, respectively. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2022 attended no less than 75% of the meetings of the Board of Directors and Board committees on which such director served during 2022.

Director Attendance at Annual Meetings

Our directors are encouraged, but not required, to attend the Annual Meeting. All of our directors except Mr. Victor J Salerno attended our 2022 annual meeting of stockholders by telephone.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In addition, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on the Company’s review of the copies of the forms received by it during the fiscal year ended December 31, 2022 and written representations that no other reports were required, the Company does not believe that any persons required to make filings under Section 16(a) during such fiscal year failed to file such reports or filed such reports late.

AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The members of the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2022 with the management of the Company and BDO, the Company’s independent registered public accounting firm. Further, the Audit Committee discussed with BDO the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also received the written disclosures and the letter from BDO required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to BDO’s independence from the Company, and has discussed with BDO its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2022 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

The Audit Committee recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Submitted by the Audit Committee of the Company’s Board of Directors.

Members of the Audit Committee at the time of the filing of the Annual Report who approved this report:

Paul Sallwasser, Chair

Steven A. Shallcross, Member

Andrea Mandel-Mantello, Member

EXECUTIVE OFFICERS

Below is certain information regarding our executive officers who are not directors.

Name	Age	Position	Served as an Officer Since
Carlo Reali	54	Interim Chief Financial Officer	2022

Carlo Reali – Interim Chief Financial Officer

Mr. Reali was appointed to serve as our Interim Chief Financial Officer on January 5, 2022. Mr. Reali joined the Company in January 2017 as finance manager with Multigioco S.r.l., a wholly owned subsidiary, and on October 15, 2020, was appointed and has served as the Company’s Group Financial Controller based in the Company’s administrative office in Grottaferrata, Italy. Prior to joining the Company, Mr. Reali was the Chairman and Executive Financial Manager of S.I.S. S.r.l. from January 2001 until its acquisition in July 2015 by SNAI S.p.A., a leader in the Italian gaming market, and remained with SNAI as Executive Finance Manager until August 2016. Mr. Reali holds a Science Degree from Instituto S. Maria in Rome, Italy and a Degree in Economics and Commerce from University of La Sapienza in Rome, Italy.

There is no arrangement or understanding between Mr. Reali and any other person pursuant to which he was selected as an executive officer. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information for the fiscal years ended December 31, 2022 and 2021 relating to the compensation of each person who served as our principal executive officer and our executive officers whose compensation exceeded $100,000.

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total Compensation ($)

Michele Ciavarella Executive Chairman of the Board and Interim Chief Executive Officer	2022	500,000	(1)	—		248,288	(2)	—		748,288
	2021	500,000	(3)	375,000	(3)	112,208		—		987,208
Carlo Reali(4) Interim Chief Financial Officer	2022	125,174	(5)	52,714	(5)	150,484	(6)	—		328,372
	2021	—		—		—		—		—
Mark Korb(7) Former Chief Financial Officer	2022	366,000		—		466,773	(8)	7,042	(9)	839,815
	2021	247,000	(10)	—		241,665		1,761	(9)	490,426

(1)	Mr. Ciavarella elected to take 41,794 shares of common stock in lieu of $109,081 of his 2022 salary.
(2)	On September 26, 2022, Mr. Ciavarella was granted 300,000 shares of restricted common stock for achieving certain milestones. The shares of restricted common stock were valued at the closing market price of $136,080 on the date grant.
(3)	Mr. Ciavarella elected to take 24,476 shares of common stock in lieu of $140,000 of his 2021 salary and a further 121,042 shares of common stock in lieu of $315,919 of his 2021 bonus. The bonus shares were issued in January 2022.
(4)	Mr. Reali was appointed as our interim Chief Financial Officer on January 5, 2022.
(5)	Mr. Reali’s salary and bonus was paid in Euro and converted to U.S. Dollars at an average exchange rate of $1.07323.
(6)	Mr. Reali was granted 200,000 shares of restricted common stock on September 26, 2022 for achieving certain milestones. The shares of restricted common stock were valued at the closing market price of $90,720 on the date grant.
(7)	Mr. Korb resigned as our Chief Financial officer on January 5, 2022, and approximately $361,000 of Mr. Korb’s salary was received as an employee of the Company.
(8)	Mr. Korb was granted 50,000 shares of restricted common stock on September 26, 2022 for achieving certain milestones. The shares of restricted common stock were valued at the closing market price of $22,680 on the date grant.
(9)	Represents healthcare benefit contributions made by the Company for 2022 and 2021.
(10)	Includes $120,000 paid to Mr. Korb as a contract Chief Financial Officer prior to his full time employment with the Company.

Employment Agreements

During the year ended December 31, 2022 and subsequent thereto, we had no formal employment and other compensation-related agreements with our named executive officers above, other than as listed below.

Michele Ciavarella, Executive Chairman, Chief Executive Officer and President

On December 31, 2018, effective as of September 13, 2018, we entered into an employment agreement with Mr. Ciavarella, pursuant to which Mr. Ciavarella agreed to continue to serve as our Chief Executive Officer. The employment agreement had an initial term expiring on September 30, 2023. Upon the expiration of such initial term, the term of Mr. Ciavarella’s employment shall automatically be extended for successive one-year periods unless either party provides the other party with written notice not less than 60 days prior to the end of any successive term. Pursuant to the terms of the employment agreement, Mr. Ciavarella agreed to reduce his base salary from $395,000 per year, to an annual base salary of $240,000, which base salary may be increased by our Board, in its sole discretion. In addition, Mr. Ciavarella is eligible to receive a bonus equal up to 75% of his base salary and receive awards pursuant to our equity incentive plan, as determined by the Board. Mr. Ciavarella is also eligible to participate in pension, medical, retirement and other benefit plans which are available to our senior officers and directors.

In connection with Mr. Ciavarella’s appointment as the Executive Chairman, we entered into an amendment to the employment agreement on December 30, 2020. Pursuant to the amendment, Mr. Ciavarella’s: (i) position at the Company was changed to Executive Chairman; (ii) term of employment was extended three years to December 31, 2024; and (iii) base salary was increased to $500,000. The amendment further provides that in lieu of cash, and to the extent shares are then available for grant under the 2018 Plan, Mr. Ciavarella may elect to receive, as of the first business day in January of each year of employment, up to 50% of his base salary as a restricted stock grant, vesting monthly over a 12-month period. On February 14, 2023, Mr. Ciavarella voluntarily offered and agreed to reduce his annual base compensation to $372,000 for fiscal 2023, subject to a review of his total compensation package.

We may terminate Mr. Ciavarella’s employment at any time without Cause or for Cause (as defined in the employment agreement) and Mr. Ciavarella may terminate his employment at any time. In the event Mr. Ciavarella’s employment is terminated by us without Cause (as defined in the employment agreement) or by Mr. Ciavarella for Good Reason (as defined in the employment agreement), Mr. Ciavarella shall be entitled to receive the following: (i) an amount equal to one times the sum of (A) Mr. Ciavarella’s then base salary and (B) an amount equal to the highest annual incentive compensation paid to Mr. Ciavarella during the two most recently completed fiscal years (but not more than the bonus for the-then current fiscal year) payable over a period of twelve months; (ii) in lieu of any incentive compensation for the year in which such termination occurs, payment of an amount equal to (A) the bonus (if any) which would have been payable to Mr. Ciavarella had Mr. Ciavarella remained in employment with us during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Ciavarella was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs; (iii) reimbursement of expenses properly incurred by Mr. Ciavarella; (iv) if Mr. Ciavarella elects to continue medical coverage under our group health plan, an amount equal to the monthly premiums for such coverage less the amount of employee contributions payable until the earlier of twelve months and the date Mr. Ciavarella becomes eligible to receive such coverage under a subsequent employer’s insurance plan; and (v) except as otherwise provided at the time of grant, all outstanding stock options and restricted stock units issued to Mr. Ciavarella vest in full; provided, however, such vested stock options and restricted stock units shall not be exercisable after the earlier of (A) 30 days after the termination of Mr. Ciavarella’s employment and (B) the expiration date of such awards; provided further that, in the event Mr. Ciavarella’s employment is terminated prior to the Compensation Committee determining the satisfaction of performance criteria applicable with respect to the issuance of any such award, such award will not vest unless and until such determination has been made by the Compensation Committee. In the event Mr. Ciavarella’s employment is terminated by us without Cause or by Mr. Ciavarella for Good Reason and such termination occurs upon, or within two (2) years following, a Change in Control (as defined in the employment agreement), Mr. Ciavarella shall be entitled to receive the payments described in the foregoing sentence multiplied by three (3) and such amount shall be payable over a period of twenty-four (24) months after termination.

Upon termination by us of Mr. Ciavarella’s employment for Cause, Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. In the event Mr. Ciavarella’s employment is terminated for death or Disability (as defined in the employment agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date; (ii) reimbursement of expenses properly incurred by Mr. Ciavarella; and (iii) one times Mr. Ciavarella’s then base salary payable within 45 days of the termination date. In the event Mr. Ciavarella terminates his employment for any reason other than Good Reason, Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. To be eligible to receive any of the severance payments upon termination of Mr. Ciavarella’s employment by us without Cause or by Mr. Ciavarella for Good Reason, Mr. Ciavarella must execute a release of claims in favor of us as set forth in the employment agreement.

Mark Korb – Former Chief Financial Officer

On July 5, 2021, the Company entered into an employment agreement with Mark Korb to employ Mr. Korb, on a full-time basis commencing September 1, 2021, as Chief Financial Officer for a term of four (4) years, at an annual base salary of $360,000 and such additional performance bonus payments as may be determined by the Board with a target bonus of 40% of his base salary. Mr. Korb will also be entitled to pension, medical, retirement and other benefits available to other Company senior officers and directors and he will receive an allowance of up to $2,000 per month towards medical and welfare benefits.

In addition, the employment agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If his employment is terminated by the Company other than for Cause, death or Disability or by Mr. Korb for Good Reason (each as defined in the employment agreement), he will be entitled to receive from the Company in equal installments over a six month period (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual bonus paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the employment agreement, the amount shall be Mr. Korb’s bonus for the-then current fiscal year); (2) in lieu of any bonus for the year in which such termination occurs, payment of an amount equal to (A) the bonus (if any) which would have been payable to Mr. Korb had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Korb was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Korb and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Korb becomes eligible to receive such coverage under a subsequent employer’s insurance plan. Mr. Korb’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the employment agreement. If the employment agreement is terminated by the Company for Cause or by Mr. Korb for Good Reason, then Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the termination date and all expenses incurred by him prior to the termination date. The employment agreement also provides that upon the Disability of Mr. Korb or his death, Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the date of his declared Disability or death and all expenses incurred by him prior to such date and one times his base salary.

On January 5, 2022, Mark Korb resigned as Chief Financial Officer of the Company. In connection with his resignation, the Company entered into an amendment to Mr. Korb’s employment agreement with the Company to provide that he will be employed by the Company as a non-executive employee with the title “Head of Corporate Affairs”, reporting directly to the Executive Chairman and that in such capacity he will be responsible for, among other things, various corporate initiatives and activities related to growth and capital strategies. All other terms of the employment agreement remain the same.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently make available a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the executive officers named above, can make voluntary pre-tax contributions.

Potential Payments Upon Termination or Change in Control

As described under “—Employment Agreements” above, Messrs. Ciavarella and Korb are entitled to severance upon termination in certain circumstances.

Outstanding Equity Awards at Fiscal Year-End December 31, 2022

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2022:

OPTION AWARDS
	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: Number of securities underlying unearned options ($)	Option exercise price ($)	Option expiration Date
Name

Michele Ciavarella	39,375	—	—	$2.96	7/5/2029
	20,833	4,167	—	$2.80	8/29/2029
	105,000	35,000	—	$2.03	9/30/2030
Carlo Reali	7,227	2,148	—	$2.80	11/10/2029
	7,500	2,500	—	$2.03	9/30/2030
	—	100,000	—	$2.50	3/29/2032
Mark Korb	25,000	—	—	$2.72	7/1/2026
	43,500	14,500	—	$2.03	9/30/2030
	100,000	300,000	—	$4.03	7/5/2031

Director Compensation

The following table sets forth information for the fiscal year ended December 31, 2022 regarding the compensation of our directors who on December 31, 2022 were not also our named executive officers above.

Name	Fees Earned or Paid in Cash	Option Awards	Total
Paul Sallwasser(1)	$—	$—	$—
Steven Shallcross(2)	40,000	—	40,000
Andrea Mandel Mantello(3)	40,000	—	40,000

(1)	Pursuant to his agreement Mr. Sallwasser was entitled to compensation of $110,000 for the year ended December 31, 2022. No options were awarded during 2022. Mr. Sallwasser has accrued directors fees of $55,000 due to him as of December 31, 2022.
(2)	Pursuant to his agreement Mr. Shallcross was entitled to compensation of $110,000 for the year ended December 31, 2022. Mr. Shallcross opted to take $40,000 in cash and $70,000 in stock options. Mr. Shallcross had accrued directors fees of $35,000 due to him at December 31, 2022.
(3)	Pursuant to his agreement Mr. Mandel-Mantello was entitled to compensation of $110,000 for the year ended December 31, 2022. Mr. Mandel-Mantello opted to take $40,000 in cash and $70,000 in stock options. No options were awarded during 2022. Mr. Mandel-Mantello had accrued directors fees of $35,000 due to him at December 31, 2022.

On July 5, 2019, we adopted a new formal plan for compensating our director for service in their capacity as directors. The plan was modified during the current year whereby directors are entitled to annual compensation at $110,000 a year, payable as to $40,000 in cash and the equivalent of $70,000 in stock options, however, each director may elect to receive the entire compensation in stock options. The stock options issued in lieu of cash compensation to the non-executive directors have an exercise price equal to the fair market value of the common stock on the date of grant and vest monthly for twelve months and expire ten years thereafter.

On February 14, 2023, the Compensation Committee agreed to revise the annual compensation to $82,000 per annum, all of which is payable by the grant of stock options to the non-employee directors.

Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Our Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

2018 Equity Incentive Plan

See Proposal No. 3 (Plan Amendment Proposal) for a description of the 2018 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth, as of the Record Date the beneficial ownership of our common stock (i) by each of our current directors and executive officers, (ii) by all current directors and executive officers as a group and (iii) by any person or group known by us to beneficially own more than 5% of the outstanding common stock. Unless otherwise indicated, we believe that the beneficial owners of the shares have sole voting and investment power over such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W., Toronto, Ontario Canada M5H 2K4.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors and Executive Officers
Michele Ciavarella (Executive Chairman of the Board)(3)(8)	Common Stock	6,273,592	16.08%
Carlo Reali (Interim Chief Financial Officer)(4)	Common Stock	269,375	*
Andrea Mandel-Mantello (Director)(5)	Common Stock	182,488	*
Paul Sallwasser (Director)(6)	Common Stock	273,370	*
Steven A. Shallcross (Director)(7)	Common Stock	210,573	*
All current executive officers and directors as a group (6 persons)	Common Stock	7,209,398	18.48%
Other 5% or Greater Stockholders
Gold Street Capital Corp.(8)	Common Stock	4,728,478	12.18%
Luca Pasquini(9)	Common Stock	2,231,165	5.74%

_________________________

* less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock, except as set forth below.

(2)	Based on 38,812,842 shares of common stock outstanding on the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 1,340,739 shares of common stock, 4,728,478 shares of common stock held by Gold Street Capital Corp., a corporation owned by Gilda Pia Ciavarella, the spouse of Michele Ciavarella, and options to purchase 204,375 shares of common stock exercisable within the next 60 days.

(4)	Includes 200,000 shares of common stock and options to purchase 69,375 shares of common stock exercisable within the next 60 days.

(5)	Includes 44,944 shares of common stock and options to purchase 137,544 shares of common stock exercisable within the next 60 days.

(6)	Includes 30,000 shares of common stock and options to purchase 243,370 shares of common stock exercisable within the next 60 days.

(7)	Includes 27,717 shares of common stock and options to purchase 182,856 shares of common stock exercisable within the next 60 days.

(8)	Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the shares held by it. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.

(9)	Includes 2,156,172 shares of common stock and options to purchase 74,993 shares of common stock exercisable within the next 60 days. Luca Pasquini is the Company’s head of Technology, whose address is listed as 130 Adelaide Street, West, Suite 701, Toronto, Ontario M5H 2K4, Canada.

We do not currently have any arrangements which if consummated may result in a change of control of the Company.

TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since the beginning of our 2021 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Gold Street, Significant Stockholder

Gold Street is wholly owned by Gilda Ciavarella, the spouse of Mr. Ciavarella. Please see Proposal No. 5 (Stock Issuance Proposal) for the Debentures and Warrants issued to Gold Street in May and July of 2023.

Luca Pasquini, Former Director

On July 11, 2021, the Company entered into an agreement with Engage IT Services Srl. to provide gaming software and maintenance and support of the system. The total contract price was €390,000 (approximately $459,572). Mr. Pasquini, a director until September 13, 2021, owns 34% of Engage IT Services Srl.

Victor Salerno, Former Director

On July 15, 2021, the Company acquired 100% of Bookmakers Company US, LLC (“USB”) from its members. Mr. Salerno, a director until January 23, 2023, was a 68% owner of USB and received $4,080,000 of the $6,000,000 paid in cash upon closing and 860,760 of the 1,265,823 shares of common stock issued on closing.

Prior to the acquisition of USB, Mr. Salerno had advanced USB $100,000 of which $50,000 was forgiven and the remaining $50,000 is still owing to Mr. Salerno, which amount earns interest at 8% per annum, compounded monthly and repayable on December 31, 2023.

Between February 23, 2022 and September 22, 2022, Mr. Salerno advanced USB a total of $305,000 in terms of purported promissory notes, bearing interest at 10% per annum and repayable between June 30, 2022 and November 30, 2022. These purported promissory notes contain a default clause whereby any unpaid principal would attract an additional 25% penalty. These notes were advanced to USB without the consent of the Company, which is required as per the terms of the members interest purchase agreement entered into on July 15, 2021. Therefore, the Company acknowledges the advance of funds to USB by Mr. Salerno, however the terms of the advance and the default penalty have not been accepted and are subject to negotiation or dispute. As of December 31, 2022, these notes remain outstanding and interest has been accrued on these notes, however we intend to dispute the validity of these notes and have accordingly not repaid them or accrued penalty interest in terms of these disputed notes.

NO DISSENTERS’ RIGHTS

The corporate actions described in this proxy statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 is being mailed to stockholders concurrently with this proxy statement. Copies of the Company’s Annual Report on Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W. Toronto, Ontario, Canada M5H 2K4, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.elysgame.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Elys Game Technology, Corp., Attention: Corporate Secretary, Suite 701, 130 Adelaide St. W. 130 Adelaide St. W., Toronto, Ontario, Canada M5H 2K4 or by calling us at 1-416-306-1771 (Attn.: Julian Doyle). Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

By order of the Board of Directors,

By:_/s/ Michele Ciavarella____

Michele Ciavarella

Executive Chairman, Interim Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 4 TO THE

ELYS GAME TECHNOLOGY, CORP.

2018 EQUITY INCENTIVE PLAN

This Amendment No. 4 (the “Amendment”) to the Elys Game Technology, Corp. 2018 Equity Incentive Plan (the “Plan”) is hereby adopted this day of _________________, 2023 by the Board of Directors (the “Board”) of Elys Game Technology, Corp. (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.

WITNESETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 15(b) of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to the approval of the Company’s stockholders; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

Section 5(a) of the Plan is hereby amended by increasing the share references in such section by an additional 16,000,000 shares of common stock to 28,000,000 shares of Common Stock, so that Section 5(a) reads in its entirety as follows:

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being Amendment No. 4 to the Elys Game Technology, Corp. 2018 Equity Incentive Plan, as adopted by the Board on _____________, 2023, and approved by the Company’s stockholders on October **, 2023.

ELYS GAME TECHNOLOGY, CORP.

By:_________________________

Name: Michele Ciavarella

Title: Executive Chairman, Interim Chief Executive Officer and President

APPENDIX B

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ELYS GAME TECHNOLOGY CORP.

Elys Game Technology Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

1. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Third Amended and Restated Certificate of Incorporation of the Corporation as follows:

Article *** is hereby amended by ***

“***.

2. This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be signed by Michele Ciavarella, its Chairman, Chief Executive Officer and President, this [ ] day of [ ], 202[ ].

ELYS GAME TECHNOLOGY CORP.

By:
Michele Ciavarella
Chairman and Chief Executive Officer

ELYS GAME TECHNOLOGY, CORP. 130 Adelaide Street West, Suite 701, Toronto, Ontario Canada M5H 2K4

SUBMIT PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY DETACH AND RETURN THIS

WHEN SIGNED AND DATED. PORTION ONLY

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.

BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

Please mark your votes with an X inside the box – like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING DIRECTOR NOMINEES

Proposal 1: Election of Five (5) Directors
		For	Against	Abstain
		Nominees listed to the left	Nominees listed to the left	Nominees listed to the left
1.	Michele Ciavarella	☐	☐	☐
2.	Paul Sallwasser	☐	☐	☐
3.	Steven A. Shallcross	☐	☐	☐
4.	Larry Flynn	☐	☐	☐
5.	David Aronoff

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2, 3, 4, 5 AND 6.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2: To ratify the appointment of BDO AG as our independent registered public accounting firm for our fiscal year ending on December 31, 2023.

For	Against	Abstain
☐	☐	☐

3. APPROVAL OF AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN

Proposal 3: To approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 12,000,000 shares of common stock.

For	Against	Abstain
☐	☐	☐

4. APPROVAL OF REVERSE STOCK SPLITS

Proposal 4: To authorize the Board, in its discretion, to implement one or more reverse stock splits of the Company’s outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-10,000 in the aggregate at any time prior to our next annual meeting of stockholders.

For	Against	Abstain
☐	☐	☐

5. APPROVAL OF STOCK ISSUANCE

Proposal 5: To approve the issuance of common stock upon the conversion of 12% convertible debentures and the exercise of warrants issued to certain investors.

For	Against	Abstain
☐	☐	☐

6. APPROVAL OF ADJOURNMENT

Proposal 6: To approve an adjournment of the Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal 3, Proposal 4 and/or Proposal 5 at the time of the Annual Meeting, or any adjournment or postponement thereof.

For	Against	Abstain
☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com

ELYS GAME TECHNOLOGY, CORP.

2023 Annual Meeting of Stockholders

November 9, 2023 10:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Michele Ciavarella and Carlo Reali, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ELYS GAME TECHNOLOGY, CORP. that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Time, on November 9, 2023, at the Company headquarters situated at the offices of Beard Winter LLP, Suite 701, 130 Adelaide St. W., Toronto, Ontario, Canada M5H 2K4, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side